UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 19, 2010

MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

 Two NorthShore Center, Pittsburgh, PA     15212-5851
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:(412) 442-8200

Item 7.01 Regulation FD Disclosure

Matthews International Corporation today announced its acquisition of Freeman Metal Products, Inc. and related entities, including F&F Metal Products, Inc., Esser Casket Co., and Southern Heritage Casket Co. (collectively “Freeman").  Freeman, which has manufacturing operations in North Carolina, Texas and Alabama, is also a distributor of caskets primarily in the Southeast and South central regions of the United States.  The total purchase price for the acquisition was $22.8 million, plus additional consideration up to $6.0 million contingent on operating performance over the next three years.  Freeman reported sales of approximately $21.0 million in calendar 2009.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated October 19, 2010, issued by Matthews International Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By Steven F. Nicola

Steven F. Nicola
Chief Financial Officer,
Secretary and Treasurer

Date: October 19, 2010